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                                                                  EXHIBIT 10-15A




                                SERVICE AGREEMENT
                    APPLICABLE TO THE STORAGE OF NATURAL GAS
                             UNDER RATE SCHEDULE GSS
                                 (SECTION 7(c))


                  AGREEMENT made as of this 1st day of December, 1993, by and between CNG TRANSMISSION CORPORATION, a Delaware corporation, hereinafter called "Pipeline," and NEW JERSEY NATURAL GAS COMPANY, a New Jersey corporation, hereinafter called "Customer."

                  WITNESSETH: That in consideration of the mutual covenants herein contained, the parties hereto agree that Pipeline will store natural gas for Customer during the term, at the rates and on the terms and conditions hereinafter provided and, with respect to gas delivered by each of the parties to the other, under and subject to Pipeline's Rate Schedule GSS and all of the General Terms and Conditions contained in Pipeline's FERC Gas Tariff and any revisions thereof that may be made effective hereafter:


                                    ARTICLE I
                                   QUANTITIES

                  Beginning as of October 1, 1993 and thereafter for the remaining term of this agreement, Customer agrees to deliver to Pipeline and Pipeline agrees to receive for storage in Pipeline's underground storage properties, and Pipeline agrees to inject or cause to be injected into storage for Customer's account, store, withdraw from storage, and deliver to Customer and Customer agrees to receive, quantities of natural gas as set forth on Exhibit A, attached hereto.


                                   ARTICLE II
                                      RATE

                  A. For storage service rendered by Pipeline to Customer hereunder, Customer shall pay Pipeline in accordance with Rate Schedule GSS contained in Pipeline's effective FERC Gas Tariff or any effective superseding rate schedule. Said rate schedule or superseding rate schedule and any revisions thereof which shall be filed and made effective shall apply to and be a part of this Agreement. Pipeline shall have the right to propose to and file with the Federal Energy Regulatory Commission or other body having jurisdiction, changes and revisions of any effective rate schedule, or to propose and file superseding rate schedules, for the purpose of changing the rate, charges, and other provisions thereof effective as to Customer; provided, however, that any request by Pipeline to amend the
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terms and conditions of Rate Schedule GSS must be consistent with the terms and conditions of Article VII, Part 2, Paragraph (F) of the Stipulation filed on March 31, 1993 by Pipeline in Docket No. RS92-14 and conform to the requirements of Section 7 (b) of the Natural Gas Act, if applicable, and provided further that Pipeline and Customer agree that they will not seek to place in effect a change in any aspect of the terms and conditions under Section 8 of Rate Schedule GSS for a period of two years from the date of such request. The filing of requests, changes and revisions of Rate Schedule GSS shall be without prejudice to the right of Customer to contest or oppose such requests, filings or revisions and their effectiveness.

                  B. The Storage Demand Charge and the Storage Capacity Charge provided in the aforesaid rate schedule shall commence on October 1, 1993.


                                   ARTICLE III
                                TERM OF AGREEMENT

                  Subject to all the terms and conditions herein, this Agreement shall be effective as of October 1, 1993, and shall continue in effect for a primary term through and including March 31, 2006, and for subsequent annual terms of April 1 through March 31 thereafter, until either party terminates this Agreement by giving written notice to the other at least twenty-four months prior to the start of an annual term.


                                   ARTICLE IV
                         POINTS OF RECEIPT AND DELIVERY

                  The Points of Receipt for Customer's tender of storage injection quantities, and the Point(s) of Delivery for withdrawals from storage shall be specified on Exhibit A, attached hereto.


                                    ARTICLE V
                          SPECIAL OPERATING CONDITIONS

                  For the sole purpose of calculating Customer's Storage Gas Balance to determine the initial decline in Customer's Daily Entitlement, Pipeline shall multiply Customer's actual Storage Gas Balance by a factor of
1.176. For purposes other than calculating the initial decline in Customer's Daily Entitlement, Customer's Storage Gas Balance shall remain equal to Customer's actual inventory in storage.


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                                   ARTICLE VI
                                  MISCELLANEOUS

                  A. No change, modification or alteration of this Agreement shall be or become effective until executed in writing by the parties hereto; provided, however, that the parties do not intend that this Article VI.A. requires a further written agreement either prior to the making of any request or filing permitted under Article II hereof or prior to the effectiveness of such request or filing after Commission approval, provided further, however, that nothing in this Agreement shall be deemed to prejudice any position the parties may take as to whether the request, filing or revision permitted under
Article II must be made under Section 7 or Section 4 of the Natural Gas Act.

                  B. Any notice, request or demand provided for in this Agreement, or any notice which either party may desire to give the other, shall be in writing and sent to the following addresses:


Pipeline:                  CNG Transmission Corporation
                           445 West Main Street
                           Clarksburg, West Virginia 26301
                           Attention:  Vice President, Marketing
                                       and Customer Services

Customer:                  New Jersey Natural Gas Company
                           1415 Wyckoff Road
                           P.O. Box 1464
                           Wall, NJ     07719
                           Attention:  Gary Edinger


or at such other address as either party shall designate by formal written notice.

                  C. No presumption shall operate in favor of or against either party hereto as a result of any responsibility either party may have had for drafting this Agreement.

                  D. The subject headings of the provisions of this Agreement are inserted for the purpose of convenient reference, and are not intended to become a part of or to be considered in any interpretations of such provisions.




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                                   ARTICLE VII
                                 PRIOR CONTRACTS

                  This Service Agreement shall supersede and cancel, as of the effective date, the Service Agreements for storage service between Customer and Pipeline dated June 1, 1993.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officials as of the day and year first above written.

                                        CNG TRANSMISSION CORPORATION
                                                (PIPELINE)


                                        BY:  /s/ Joseph A. Curia
                                             -----------------------------
                                        ITS: VICE PRESIDENT




                                        NEW JERSEY NATURAL GAS COMPANY
                                                (CUSTOMER)


                                        BY:  /s/ GARY A. EDINGER
                                        ITS: Vice President-Gas Supply
                                             -----------------------------
                                                (TITLE)




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                                    EXHIBIT A
                            TO THE GSS (SECTION 7(c))
                            STORAGE SERVICE AGREEMENT
                            DATED DECEMBER ___ , 1993
                    BETWEEN CNG TRANSMISSION CORPORATION AND
                         NEW JERSEY NATURAL GAS COMPANY


A. QUANTITIES

         The quantities of natural gas storage service which Customer may utilize under this service Agreement, as well as Customer's applicable Billing Determinants, are as follows:

         1. Storage Capacity of 4,353,382 Dekatherms (Dt), and

         2. Storage Demand of 45,911 Dt per day.

B. POINTS OF RECEIPT AND DELIVERY

     1. The Points of Receipt for Customer's tender of storage injection quantities, and the maximum quantities and character of service for each point shall be as set forth below. Pipeline will use due care and diligence to assure, and Customer will use due care and diligence to cause its transporter to assure, that uniform pressures will be maintained at the Receipt Points as reasonably may be required to render service hereunder, but Pipeline will not be required to accept gas at less than the minimum pressures specified herein. Pipeline will not be required to accept gas for injection into storage at the points specified in B.1.b., below, unless either (i) Customer tenders at the same time no less than 4,599 Dt per day at the Leidy Interconnection or
         (ii) Customer, during that Summer Period, has already tendered 694,449 Dt or more at the Leidy Interconnection.

         a. Up to 24,185 Dt per Day at the interconnection of the facilities of Pipeline and Texas Eastern Transmission Corporation ("Texas Eastern") or Transcontinental Gas Pipe Line Corporation ("Transco") or other pipeline(s) in Clinton County, Pennsylvania, known as the Leidy Interconnection, at a pressure of not less than one thousand (1,000) pounds per square inch gauge ( "psig").

         b. Up to 24,185 Dt per Day at the "Texas Eastern Market Zone 2 Point" which shall consist of any combination of the following points:
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                                                                       EXHIBIT A
                                  DECEMBER __, 1993 (GSS SECTION 7(c)) AGREEMENT
                                            BETWEEN CNG TRANSMISSION CORPORATION
                                              AND NEW JERSEY NATURAL GAS COMPANY

1. The interconnection of the facilities of Pipeline and Texas Eastern or other pipeline(s) in Westmoreland County, Pennsylvania, known as the Oakford Interconnection, at a pressure of not less than five hundred seventy-five (575) psig.

2. An existing point of interconnection between Pipeline and Texas Eastern Transmission Corporation ("Texas Eastern") located in Noble County, Ohio, at Texas Eastern Measuring Station 450, at the operating pressure existing at the point of delivery.

3. An existing point of interconnection between Pipeline and Texas Eastern located in Monroe County, Ohio, at Texas Eastern Measuring Station 471, at a pressure of not less than two hundred (200) psig.

4. An existing point of interconnection between Pipeline and Texas Eastern located in Monroe County, Ohio, at Texas Eastern Measuring Station 983, at a pressure of not less than three hundred (300) psig.

5. An existing point of interconnection between Pipeline and Texas Eastern located in Monroe County, Ohio, at Texas Eastern Measuring Station 004, at the pressure provided for in the General Terms and Conditions of Texas Eastern's FERC Gas Tariff.

6. An existing point of interconnection between Pipeline and Texas Eastern located in Marshall County, West Virginia at Texas Eastern Measuring Station 372, at the operating pressure existing at the point of delivery.

7. An existing point of interconnection between Pipeline and Texas Eastern located in Green County, Pennsylvania at Texas Eastern Measuring
         Station 037, at the pressure provided for in the General Terms and Conditions of Texas Eastern's FERC Gas Tariff.
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                                                                       EXHIBIT A
                                  DECEMBER __, 1993 (GSS SECTION 7(c)) AGREEMENT
                                            BETWEEN CNG TRANSMISSION CORPORATION
                                              AND NEW JERSEY NATURAL GAS COMPANY

                  8. An existing point of interconnection between Pipeline and Texas Eastern located in Somerset County, Pennsylvania at Texas Eastern Measuring Station 051, at the pressure provided for in the General Terms and Conditions of Texas Eastern's FERC Gas Tariff.

2. The quantity of gas which Customer shall be entitled to tender to Pipeline for injection into storage at the Leidy Interconnection on a firm basis on any Day during the Storage Year shall be one-one hundred eightieth (1/180th) of Customer's Storage Capacity whenever Customer's Storage Gas Balance is less than or equal to one half of Customer's Storage Capacity, and one-two hundred fourteenth (1/214th) of Customer's Storage Capacity whenever Customer's Storage Gas Balance is greater than one half of Customer's Storage Capacity.

3. The Points of Delivery for withdrawals from storage, and the maximum quantities and character of service for each point, shall be as set forth below. Pipeline will use due care and diligence to assure, and Customer will use due care and diligence to cause its transporter to assure, that uniform pressures will be maintained at the Delivery Points as reasonably may be required to render service hereunder, and Pipeline will use due care and diligence to deliver gas (or cause gas to be delivered) within the pressure limitations specified herein.

         a. Up to 4,599 Dt per Day on a firm basis (and up to 41,312 Dt per Day on an interruptible basis, if, in Pipeline's sole opinion, its operating or other circumstances permit) at the interconnection of the facilities of Pipeline and Texas Eastern Transmission Corporation ("Texas Eastern") or Transcontinental Gas Pipe Line Corporation ("Transco") or other pipeline(s) in Clinton County, Pennsylvania, known as the Leidy Interconnection, at a pressure of not less than one-thousand, two-hundred (1,200) psig.

         b. Up to 45,911 Dt per Day at the interconnection of the facilities of Pipeline and Texas Eastern or other pipeline(s) in Westmoreland County, Pennsylvania, known as the Oakford Interconnection, at a pressure of not less than eight hundred fifty (850) psig.
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                                                                       EXHIBIT A
                                 DECEMBER ___, 1993 (GSS SECTION 7(c)) AGREEMENT
                                            BETWEEN CNG TRANSMISSION CORPORATION
                                              AND NEW JERSEY NATURAL GAS COMPANY

         c. Up to 45,911 Dt per Day at an existing point of interconnection between the facilities of Pipeline and Texas Eastern, in Franklin County, Pennsylvania, known as the Chambersburg Interconnection, on an interruptible basis if operating conditions permit, at a pressure of not more than seven hundred (700) psig.

         d. Up to 45,911 Dt per Day at an existing point of interconnection between the facilities of Pipeline and Texas Eastern, in Greene County, Pennsylvania, known as the Crayne Interconnection, on an interruptible basis if operating conditions permit, at a pressure of not more than eight hundred sixty-five (865) psig.